                                                            Registration No. 33-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            KRUG INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)

              Ohio                                       31-0621189
--------------------------------            ------------------------------------
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                            KRUG INTERNATIONAL CORP.
                          1290 HERCULES DR., SUITE 120
                                HOUSTON, TX 77058
                                 (281) 212-1233
            (Name, address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            KRUG INTERNATIONAL CORP.
                        1997 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                JAMES J. MULLIGAN
                               MULLIGAN & MULLIGAN
                              241 WEST HADLEY ROAD
                               DAYTON, OHIO 45419
                                 (937) 298-2226
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
                                                 Proposed                Proposed
Title of                                         maximum                 maximum
securities               Amount                  offering                aggregate                Amount of
to be                    to be                   price per               offering                 registration
registered               registered              share                   price                    fee
----------               ----------              ---------               ---------                ------------

Common Shares            80,000                  $6.00(1)                $480,000(1)              $159
without par
value

-----------------------  ----------------------- ----------------------- -----------------------  ----------------------


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), based upon the average of the high and low sales prices of a Common Share on December 9, 1997, as reported on the American Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.           Incorporation of Documents by Reference.
                  ----------------------------------------

                  The following documents filed with the Securities and Exchange Commission are incorporated herein by reference as of their respective dates of filing:

                  (a) The Annual Report of KRUG International Corp. (the "Corporation") on Form 10-K for the year ended March 31, 1997, filed pursuant to Section 13 of the Securities Exchange Act of 1934 ("Exchange Act").

                  (b) The Corporation's Quarterly Report on Form 10-Q for the quarters ended June 30, 1997, and September 30, 1997, filed pursuant to
         Section 13(a) of the Exchange Act.

                  (c) The Corporation's Current Reports on Form 8-K filed March 31, 1997 and October 17, 1997.

                  (d) The description of the Corporation's Common Shares contained in the Registration Statement filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all Common Shares offered hereunder have been sold or which deregisters all Common Shares then remaining unsold hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities.
                  --------------------------

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.
                  ---------------------------------------

                  The law firm of Mulligan & Mulligan is general counsel to the Corporation and provided an opinion regarding the legality of the actions taken and to be taken by the Corporation regarding its 1997 Employee Stock Purchase Plan. James J. Mulligan is a partner in Mulligan & Mulligan and is also a director and Secretary of the Corporation. Mr. Mulligan is the beneficial owner of 26,905 Common Shares and warrants to purchase 5,380 Common Shares of the Corporation.




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



Item 6.           Indemnification of Directors and Officers.
                  ------------------------------------------

                  Article III of the Code of Regulations of the Corporation sets forth certain rights of directors and officers of the Corporation to indemnification. Under Article III, the liabilities against which a director and officer may be indemnified and factors employed to determine whether a director and officer is entitled to indemnification in a particular instance depend on whether the proceeding in which the claim for indemnification arises was brought
(a) other than by and in the right of the Corporation ("Third Party Actions") or
(b) by and in the right of the Corporation ("Derivative Actions").

                  In Third Party Actions, the Corporation will indemnify each director and officer against expenses, including attorneys' fees, judgments, fines, penalties, and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened or actual proceeding in which he may be involved by reason of his having acted in such capacity, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and with respect to any matter the subject of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

                  In Derivative Actions, the Corporation will indemnify each director and officer against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of any such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification is permitted with respect to any matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless a court determines such person is entitled to indemnification.

                  Unless indemnification is ordered by a court, the determination as to whether or not an individual has satisfied the applicable standards of conduct (and therefore may be indemnified) is made by the Corporation by a majority vote of a quorum consisting of directors of the Corporation who were not parties to the action, or if such a quorum is not obtainable, or if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders of the Corporation.

                  Article III of the Code of Regulations does not limit in any way other indemnification rights to which those seeking indemnification may be entitled.

                  The Corporation maintains insurance policies which presently provide protection, within the maximum liability limits of the policies and subject to a deductible amount for each claim, to the Corporation under its indemnification obligations and to the directors and officers with respect to certain matters which are not covered by the Corporation's indemnification obligations.

Item 7.           Exemption from Registration Claimed.
                  ------------------------------------

                  Not applicable.


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



Item 8.           Exhibits.
                  ---------

                  See Index to Exhibits at Page 7.


Item 9.           Undertakings.
                  -------------

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933 ("Securities Act");

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                          (iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.


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



         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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



                                   SIGNATURES
                                   ----------

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 21st day of November, 1997.

                                     KRUG INTERNATIONAL CORP.


                                     By: /s/ Charles Linn Haslam
                                         --------------------------------------
                                          Charles Linn Haslam, Chairman and
                                          Chief Executive Officer

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


----------------------------------------------------------------------------------------------------------------------
                      Name                                   Title                               Date
------------------------------------------------- ----------------------------  --------------------------------------

/s/ Charles Linn Haslam                           Chairman and                           November 21,1997
-------------------------                         Chief Executive
Charles Linn Haslam                               Officer
                                                  (principal executive
                                                  officer)

/s/ Robert M. Thornton, Jr.                       Director, President                    November 21, 1997
-------------------------                         and Chief Financial
Robert M. Thornton, Jr.                           Officer (principal
                                                  financial officer)

/s/ Robert M. Ellis                               Principal accounting                   November 21, 1997
-------------------------                         officer
Robert M. Ellis


/s/ James J. Mulligan                             Director and                           November 21, 1997
-------------------------                         Secretary
James J. Mulligan

/s/ T. Wayne Holt                                 Director                               November 21, 1997
-------------------------
T. Wayne Holt

----------------------------------------------------------------------------------------------------------------------

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



         INDEX TO EXHIBITS
         -----------------



                                                                                          Located at
                                                                                       Manually Numbered
                                                                                         Exhibit Page
                                                                                         ------------
(4)      INSTRUMENTS DEFINING THE RIGHTS OF
         SECURITY HOLDERS, INCLUDING INDENTURES:

         4.1      Amended Articles of Incorporation of KRUG
                  International Corp. were filed as Exhibit 3.1 to the
                  Corporation's Report on Form 10-K for the year
                  ended March 31, 1992...............................................          *

         4.2      Code of Regulations of KRUG International Corp.
                  was filed as Exhibit 3.1 to the Corporation's Report
                  on Form 10-Q for the quarter ended June 30, 1996...................          *

         4.3      KRUG International Corp. 1997 Employee Stock
                  Purchase Plan......................................................          8

(5)      OPINION REGARDING LEGALITY:

         5.1      Opinion of Mulligan & Mulligan.....................................         12

(23)     CONSENTS OF EXPERTS AND COUNSEL:

         23.1     Consent of Deloitte & Touche LLP                                            13

         23.2     Consent of Mulligan & Mulligan is contained in its
                  opinion at 5.1, above..............................................



-------------------

*        Indicates incorporation by reference from a document previously filed with the Securities and Exchange Commission.




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